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                                                                     Exhibit 23

                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3, No. 33-58736, 33-60229, 33-78760, 33-72170, 33-68542, 333-15533 and
Forms S-8 No. 33-45348, 33-75466 and 33-88826) of Enzo Biochem, Inc. and in the related Prospectus of our report dated October 15, 1996, with respect to the consolidated financial statements and schedule of Enzo Biochem, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended July 31, 1996.


                                              /s/ Ernst & Young LLP


Melville, New York
January 17, 1996